Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate January 30, 2020	Kenneth E. Webster Investor Relations 716-857-7067	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the first quarter of its 2020 fiscal year.

FISCAL 2020 FIRST QUARTER SUMMARY

•	GAAP earnings of $86.6 million, or $1.00 per share, compared to $102.7 million, or $1.18 per share, in the prior year

•	Adjusted operating results of $87.4 million, or $1.01 per share, compared to $97.5 million, or $1.12 per share, in the prior year (see non-GAAP reconciliation below)

•	Adjusted EBITDA of $222.9 million, an increase of $3.5 million from $219.4 million in the prior year (non-GAAP reconciliation on page 21)

•	E&P segment net production of 58.4 Bcfe, an increase of 19% from the prior year

•	Average natural gas prices, after the impact of hedging, of $2.32 per Mcf, down $0.29 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $62.92 per Bbl, up $1.22 per Bbl from the prior year

•	Gathering revenues of $34.8 million, an increase of $5.1 million, or 17%, on higher throughput from E&P segment

•
Due to low natural gas prices, the Company is reducing drilling activity; E&P segment completed the planned drop of a drilling rig in Appalachia in January and intends to drop an additional drilling rig in the summer of 2020

•	Revising fiscal 2020 earnings guidance to a range of $2.95 to $3.15 per share to reflect lower natural gas prices

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2019	2018
Reported GAAP Earnings	$86,591	$102,660
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	—	(6,505)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—	1,366
Unrealized loss on other investments (Corporate / All Other)	1,019	6,347
Tax impact of unrealized loss on other investments	(214)	(1,333)
Adjusted Operating Results	$87,396	$97,535

Reported GAAP Earnings per share	$1.00	$1.18
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax (E&P)	—	(0.06)
Unrealized loss on other investments, net of tax (Corporate / All Other)	0.01	0.06
Adjusted Operating Results per share	$1.01	$1.12

Page 2.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “Though low natural gas prices weighed on National Fuel’s first quarter earnings, the Company saw strong operational results across our integrated, diversified business that position us well for future success. At the Utility, our ongoing system modernization program continues to enhance the safety and reliability of our distribution system, while at the same time modestly growing rate base and earnings. Our Pipeline and Storage business is focused on the execution of our significant expansion opportunities, including the Line N project placed into service in November and the Empire North project, which is on schedule for a late summer in-service date. Lastly, our Exploration and Production business continues to successfully develop its assets in Pennsylvania and California at a steady pace while navigating the headwinds in the commodity markets.”

FISCAL 2020 GUIDANCE AND BUSINESS UPDATE

National Fuel is revising its fiscal 2020 earnings guidance to reflect the results of the first quarter and updated forecast assumptions and projections. The Company is now projecting that earnings will be within the range of $2.95 to $3.15 per share, or $3.05 per share at the midpoint of the range. Substantially all of the decrease in expected earnings is due to the decline in natural gas prices that has occurred since the Company’s guidance was updated in November 2019, which is expected to lower the price realizations on Seneca’s Appalachian production. The Company’s other earnings guidance assumptions, including production, remain largely unchanged from the previous guidance.

The revised earnings guidance now assumes that NYMEX natural gas prices will average $2.05 per MMBtu for the remaining nine months of fiscal 2020, a decrease of $0.35 per MMBtu from the $2.40 per MMBtu assumed in the previous guidance. The Company is also lowering its Appalachian spot price forecast to $1.70 per MMBtu for the remainder of the fiscal year. These price assumptions are intended to reflect the current NYMEX forward markets for natural gas and oil and consider the impact of local sales point differentials. The Company currently has financial hedges and fixed price physical firm sales contracts in place on approximately 60% of Seneca’s remaining expected fiscal 2020 natural gas production that, on average, lock-in a price realization after the cost of transportation of $2.28 per Mcf.

As planned, the Company dropped a rig in January after completing its latest development pad in Tioga County, Pa. In response to the sustained decline in NYMEX pricing and regional pricing basis, the Company plans to further reduce its development activity level in Appalachia by dropping down to a single drilling rig during the summer of 2020 and deferring some completion activity in the Eastern Development Area to fiscal 2021. Coupled with lower service costs, Seneca’s reduced activity level is expected to result in lower capital expenditures in fiscal 2020 and going forward. The Company now expects Exploration and Production capital expenditures in fiscal 2020 to be in the range of $375 to $410 million, at the midpoint a reduction of $42.5 million from the previous guidance. The reduction in activity level is not expected to have a material impact on Seneca’s production in fiscal 2020.

Mr. Bauer added: “Facing the continued deterioration of natural gas prices, we are slowing down our development pace in Appalachia and intend to move to a single-rig drilling program this summer. This lower activity level will allow us to reduce our capital expenditures at Seneca by approximately $100 million from fiscal 2019 levels, maintaining our focus on the balance sheet. Overall, we remain steadfast in our commitment to the responsible development of our integrated Appalachian asset base, with responsible capital allocation at the heart of our financial decisions.”

Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2020 are outlined in the table on page 7.

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DISCUSSION OF FIRST QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended December 31, 2019, is summarized in a tabular form on pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion. As of the quarter ended September 30, 2019, the Company is no longer reporting the Energy Marketing operations as a reportable segment. The Energy Marketing operations have been included in the All Other category in the disclosures and tables that follow below. Prior year segment information has been restated to reflect this change in presentation.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	December 31,
(in thousands)	2019	2018	Variance
GAAP Earnings	$23,977	$38,214	$(14,237)
Remeasurement of deferred taxes under 2017 Tax Reform	—	(990)	990
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	—	(5,139)	5,139
Adjusted Operating Results	$23,977	$32,085	$(8,108)

Adjusted EBITDA	$92,100	$89,896	$2,204

Seneca’s first quarter GAAP earnings decreased $14.2 million versus the prior year, which includes the net impact of non-cash mark-to-market adjustments recorded in the prior year relating to hedge ineffectiveness and the impact of a remeasurement in Seneca’s deferred income taxes under 2017 Tax Reform that lowered income tax expense and benefited earnings in the prior year (see table above). Excluding these items, Seneca’s first quarter earnings decreased $8.1 million as the positive impacts of higher production and better realized crude oil prices were more than offset by the negative impacts of lower realized natural gas prices, higher operating expenses, higher interest expense, and a higher effective tax rate.

Seneca produced 58.4 Bcfe during the first quarter, an increase of 9.1 Bcfe, or 19%, from the prior year. Natural gas production increased 9.0 Bcf, or 20%, due primarily to production from new Marcellus and Utica wells completed and connected to sales in Appalachia. Net production increased 3.8 Bcf to 24.9 Bcf in Seneca’s Western Development Area and increased 5.2 Bcf to 29.3 Bcf in the Eastern Development Area during the first quarter. Oil production for the first quarter increased 29,000 Bbls from the prior year as new production continues to come online from Seneca’s development of the Pioneer and 17N assets in the Midway Sunset area of California.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.32 per Mcf, a decrease of $0.29 per Mcf from the prior year. This decline was largely due to lower NYMEX prices and lower spot pricing at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of hedging, was $62.92 per Bbl, an increase of $1.22 per Bbl over the prior year. The improvement in oil price realizations was due primarily to stronger hedge prices on Brent oil swaps that settled during the quarter when compared to the prior year.

The $16.8 million increase in Seneca’s total operating expenses was largely due to the higher production during the quarter. Lease operating and transportation (“LOE”) expense, which increased $8.2 million, includes the fees paid to the Company’s Gathering segment for gathering and compression services used to connect Seneca’s Marcellus and Utica production to sales points along interstate pipelines. In addition to higher production, the $9.4 million increase in depreciation, depletion and amortization (“DD&A”) expense was also due to a higher DD&A rate, which was driven by an increase in capitalized costs in Seneca’s full cost pool. Other taxes decreased $1.7 million in large part due to lower impact fees in Pennsylvania. The

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Pennsylvania impact fee, which is assessed on a per well basis, increases and decreases along with the changes in historical NYMEX natural gas prices. Additionally, Seneca’s general and administrative (“G&A”) costs have remained relatively flat as it has increased production. On a unit of production basis, G&A expenses during the quarter decreased $0.05 per Mcfe to $0.26 per Mcfe.

The increase in Seneca’s effective tax rate, excluding the impact of the prior year remeasurement of deferred income taxes discussed above, was largely driven by the prior year impact of the Enhanced Oil Recovery tax credit, which was not available in the current year.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2019	2018	Variance
GAAP Earnings	$18,105	$25,102	$(6,997)

Adjusted EBITDA	$42,942	$47,824	$(4,882)

The Pipeline and Storage segment’s first quarter GAAP earnings decreased $7.0 million versus the prior year as lower operating revenues, higher property taxes, and the impact of a higher effective income tax rate were only partially offset by lower operation and maintenance (“O&M”) expenses. The $4.8 million decrease in operating revenues was due largely to the expiration of a significant firm transportation contract on the Empire system in December 2018. Property, franchise and other taxes increased $1.0 million due primarily to the scheduled phase out of tax incentives in certain jurisdictions along the Empire system. The increase in the effective income tax rate, which lowered first quarter earnings by $2.5 million, was largely due to differences in the book and tax treatment of stock compensation. O&M expense decreased $0.7 million due primarily to lower personnel expenses and lower compressor and facility maintenance costs.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which currently deliver Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	December 31,
(in thousands)	2019	2018	Variance
GAAP Earnings	$15,944	$14,183	$1,761
Remeasurement of deferred taxes under 2017 Tax Reform	—	(500)	500
Adjusted Operating Results	$15,944	$13,683	$2,261

Adjusted EBITDA	$29,431	$25,948	$3,483

The Gathering segment’s first quarter GAAP earnings increased $1.8 million versus the prior year, which includes the impact of a remeasurement in the Gathering segment’s deferred income taxes under 2017 Tax Reform that lowered income tax expense and benefited earnings in the prior year (see table above). Excluding this item, the Gathering segment’s earnings increased $2.3 million. The increase was driven primarily by higher operating revenues, which were partially offset by higher O&M expense and a modest increase in DD&A expense. Operating revenues increased $5.1 million, or 17%, due primarily to a 9.7 Bcf increase in gathered volumes from Seneca’s Appalachian natural gas production. The $1.6 million increase in O&M expense was due to

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an increase in compressor station operating and preventative maintenance activity during the quarter. The $0.5 million increase in DD&A expense was due primarily to higher average plant assets in-service versus the prior year.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2019	2018	Variance
GAAP Earnings	$26,583	$25,649	$934

Adjusted EBITDA	$59,463	$57,569	$1,894

The Utility segment’s first quarter GAAP earnings increased $0.9 million over the prior year as an increase in customer margin (operating revenues less purchased gas sold) was partially offset by the impact of a higher effective income tax rate. The $1.3 million increase in customer margin was due primarily to higher revenues earned through the Company’s system modernization tracking mechanism and the positive impact of adjustments related to regulatory rate and cost recovery mechanisms subject to annual reconciliation. Warmer weather in the Utility segment’s service territories was not a significant driver of customer margin or earnings for the quarter. In New York, which represented 73% of the Utility segment’s residential and commercial customer throughput during the quarter, the impact of weather variations on customer margin and earnings is largely mitigated by that jurisdiction’s weather normalization clause (“WNC”). The modest earnings impact of warmer weather in Pennsylvania, which does not have a WNC, was partially offset by the impact of customer growth in New York. The increase in the effective income tax rate was largely due to differences in the book and tax treatment of stock compensation.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other, which now include the Company’s energy marketing business, generated combined earnings of $2.0 million in the current year first quarter, which was a $2.5 million increase over the combined loss of $0.5 million generated in the prior year first quarter. The increase in earnings was driven primarily by lower unrealized losses coupled with an increase in realized gains on investment securities sold in the current year. These positive items were partially offset by the impact of the prior year remeasurement of deferred income taxes under 2017 Tax Reform that lowered income tax expense.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, January 31, 2020, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “8154487”. For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “8154487”. Both the webcast and a telephonic replay will be available until the close of business on Friday, February 7, 2020.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

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Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; the impact of information technology, cybersecurity or data security breaches; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2020. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

	Updated FY 2020 Guidance	Previous FY 2020 Guidance
Consolidated Earnings per Share	$2.95 to $3.15	$3.00 to $3.30
Consolidated Effective Tax Rate	~ 25%	~ 25%

Capital Expenditures (Millions)
Exploration and Production	$375 - $410	$415 - $455
Pipeline and Storage	$180 - $215	$180 - $215
Gathering	$50 - $60	$40 - $50
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$695 - $785	$725 - $820

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$2.05 /MMBtu	$2.40 /MMBtu
Appalachian basin spot price (winter | summer)	$1.70 /MMBtu | $1.70 /MMBtu	$2.20 /MMBtu | $2.00 /MMBtu
NYMEX (WTI) crude oil price	$55.00 /Bbl	$55.00 /Bbl
California oil price premium (% of WTI)	104%	106%

Production (Bcfe)
East Division - Appalachia	219 to 229	219 to 229
West Division - California	~ 16	~ 16
Total Production	235 to 245	235 to 245

E&P Operating Costs ($/Mcfe)
LOE	$0.85 - $0.89	$0.85 - $0.89
G&A	$0.27 - $0.30	$0.27 - $0.30
DD&A	$0.73 - $0.77	$0.73 - $0.77

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$135 - $145	$135 - $145
Pipeline and Storage Segment Revenues	$290 - $295	$290 - $295

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2019
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2019 GAAP earnings	$38,214	$25,102	$14,183	$25,649	$(488)	$102,660

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(990)		(500)		(3,510)	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness	(6,505)					(6,505)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	1,366					1,366
Unrealized (gain) loss on other investments					6,347	6,347
Tax impact of unrealized (gain) loss on other investments					(1,333)	(1,333)
First quarter 2019 adjusted operating results	32,085	25,102	13,683	25,649	1,016	97,535

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	18,513					18,513
Higher (lower) crude oil production	1,454					1,454
Higher (lower) realized natural gas prices, after hedging	(12,597)					(12,597)
Higher (lower) realized crude oil prices, after hedging	581					581

Midstream Revenues
Higher (lower) operating revenues		(3,831)	4,027			196

Downstream Margins***
System modernization tracker revenues				344		344
Regulatory revenue adjustments				935		935

Operating Expenses
Lower (higher) lease operating and transportation expenses	(6,508)					(6,508)
Lower (higher) operating expenses	(622)	555	(1,288)			(1,355)
Lower (higher) property, franchise and other taxes	1,312	(827)				485
Lower (higher) depreciation / depletion	(7,464)					(7,464)

Other Income (Expense)
(Higher) lower other deductions					1,461	1,461
(Higher) lower interest expense	(706)					(706)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(1,332)	(2,457)	(216)	(785)	(288)	(5,078)

All other / rounding	(739)	(437)	(262)	440	598	(400)
First quarter 2020 adjusted operating results	23,977	18,105	15,944	26,583	2,787	87,396

Items impacting comparability:
Unrealized gain (loss) on other investments					(1,019)	(1,019)
Tax impact of unrealized gain (loss) on other investments					214	214
First quarter 2020 GAAP earnings	$23,977	$18,105	$15,944	$26,583	$1,982	$86,591

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2019
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2019 GAAP earnings per share	$0.44	$0.29	$0.16	$0.30	$(0.01)	$1.18
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(0.01)		(0.01)		(0.04)	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	(0.06)					(0.06)
Unrealized (gain) loss on other investments, net of tax					0.06	0.06
Rounding			0.01		(0.01)	—
First quarter 2019 adjusted operating results per share	0.37	0.29	0.16	0.30	—	1.12

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.21					0.21
Higher (lower) crude oil production	0.02					0.02
Higher (lower) realized natural gas prices, after hedging	(0.14)					(0.14)
Higher (lower) realized crude oil prices, after hedging	0.01					0.01

Midstream Revenues
Higher (lower) operating revenues		(0.04)	0.05			0.01

Downstream Margins***
System modernization tracker revenues				—		—
Regulatory revenue adjustments				0.01		0.01

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.07)					(0.07)
Lower (higher) operating expenses	(0.01)	0.01	(0.01)			(0.01)
Lower (higher) property, franchise and other taxes	0.02	(0.01)				0.01
Lower (higher) depreciation / depletion	(0.09)					(0.09)

Other Income (Expense)
(Higher) lower other deductions					0.02	0.02
(Higher) lower interest expense	(0.01)					(0.01)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.02)	(0.03)	—	(0.01)	—	(0.06)

All other / rounding	(0.01)	(0.01)	(0.02)	0.01	0.01	(0.02)
First quarter 2020 adjusted operating results per share	0.28	0.21	0.18	0.31	0.03	1.01

Items impacting comparability:
Unrealized gain (loss) on other investments, net of tax					(0.01)	(0.01)
First quarter 2020 GAAP earnings per share	$0.28	$0.21	$0.18	$0.31	$0.02	$1.00

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2019	2018
Operating Revenues:
Utility and Energy Marketing Revenues	$228,026	$272,092
Exploration and Production and Other Revenues	167,193	163,937
Pipeline and Storage and Gathering Revenues	48,969	54,218
	444,188	490,247
Operating Expenses:
Purchased Gas	92,272	138,660
Operation and Maintenance:
Utility and Energy Marketing	43,256	43,915
Exploration and Production and Other	36,693	32,795
Pipeline and Storage and Gathering	25,885	24,934
Property, Franchise and Other Taxes	23,144	24,005
Depreciation, Depletion and Amortization	74,918	64,255
	296,168	328,564

Operating Income	148,020	161,683

Other Income (Expense):
Other Income (Deductions)	(3,040)	(9,602)
Interest Expense on Long-Term Debt	(25,443)	(25,439)
Other Interest Expense	(1,551)	(1,073)

Income Before Income Taxes	117,986	125,569

Income Tax Expense	31,395	22,909

Net Income Available for Common Stock	$86,591	$102,660

Earnings Per Common Share
Basic	$1.00	$1.19
Diluted	$1.00	$1.18

Weighted Average Common Shares:
Used in Basic Calculation	86,378,450	86,032,729
Used in Diluted Calculation	86,883,152	86,708,814

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2019	2019

ASSETS
Property, Plant and Equipment	$11,402,308	$11,204,838
Less - Accumulated Depreciation, Depletion and Amortization	5,756,084	5,695,328
Net Property, Plant and Equipment	5,646,224	5,509,510

Current Assets:
Cash and Temporary Cash Investments	34,966	20,428
Hedging Collateral Deposits	9,666	6,832
Receivables - Net	158,944	139,956
Unbilled Revenue	58,306	18,758
Gas Stored Underground	29,991	36,632
Materials and Supplies - at average cost	40,373	40,717
Unrecovered Purchased Gas Costs	1,619	2,246
Other Current Assets	96,831	97,054
Total Current Assets	430,696	362,623

Other Assets:
Recoverable Future Taxes	116,188	115,197
Unamortized Debt Expense	13,578	14,005
Other Regulatory Assets	165,409	167,320
Deferred Charges	56,936	33,843
Other Investments	141,229	144,917
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	64,999	60,517
Fair Value of Derivative Financial Instruments	40,569	48,669
Other	21,354	80
Total Other Assets	625,738	590,024
Total Assets	$6,702,658	$6,462,157

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 86,551,528 Shares and 86,315,287 Shares, Respectively	$86,552	$86,315
Paid in Capital	831,146	832,264
Earnings Reinvested in the Business	1,320,592	1,272,601
Accumulated Other Comprehensive Loss	(56,150)	(52,155)
Total Comprehensive Shareholders' Equity	2,182,140	2,139,025
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,134,339	2,133,718
Total Capitalization	4,316,479	4,272,743

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	139,800	55,200
Current Portion of Long-Term Debt	—	—
Accounts Payable	126,985	132,208
Amounts Payable to Customers	3,444	4,017
Dividends Payable	37,650	37,547
Interest Payable on Long-Term Debt	29,461	18,508
Customer Advances	13,727	13,044
Customer Security Deposits	15,510	16,210
Other Accruals and Current Liabilities	173,603	139,600
Fair Value of Derivative Financial Instruments	6,282	5,574
Total Current and Accrued Liabilities	546,462	421,908

Deferred Credits:
Deferred Income Taxes	708,774	653,382
Taxes Refundable to Customers	361,556	366,503
Cost of Removal Regulatory Liability	222,172	221,699
Other Regulatory Liabilities	148,350	142,367
Pension and Other Post-Retirement Liabilities	129,616	133,729
Asset Retirement Obligations	128,382	127,458
Other Deferred Credits	140,867	122,368
Total Deferred Credits	1,839,717	1,767,506
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,702,658	$6,462,157

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2019	2018

Operating Activities:
Net Income Available for Common Stock	$86,591	$102,660
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	74,918	64,255
Deferred Income Taxes	51,366	64,175
Stock-Based Compensation	3,266	5,311
Other	1,911	2,182
Change in:
Receivables and Unbilled Revenue	(58,655)	(101,541)
Gas Stored Underground and Materials and Supplies	6,985	8,353
Unrecovered Purchased Gas Costs	627	(4,496)
Other Current Assets	14	(1,195)
Accounts Payable	8,280	1,502
Amounts Payable to Customers	(573)	(3,394)
Customer Advances	683	(6,258)
Customer Security Deposits	(700)	(1,861)
Other Accruals and Current Liabilities	15,438	38,412
Other Assets	(28,259)	(42,400)
Other Liabilities	5,857	(21,333)
Net Cash Provided by Operating Activities	$167,749	$104,372

Investing Activities:
Capital Expenditures	$(198,495)	$(177,567)
Other	5,212	(2,549)
Net Cash Used in Investing Activities	$(193,283)	$(180,116)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$84,600	$—
Dividends Paid on Common Stock	(37,547)	(36,532)
Net Repurchases of Common Stock	(4,147)	(8,233)
Net Cash Provided by (Used in) Financing Activities	$42,906	$(44,765)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	17,372	(120,509)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	27,260	233,047
Cash, Cash Equivalents, and Restricted Cash at December 31	$44,632	$112,538

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2019	2018	Variance
Total Operating Revenues	$165,939	$162,876	$3,063

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,380	15,198	182
Lease Operating and Transportation Expense	50,800	42,562	8,238
All Other Operation and Maintenance Expense	2,958	2,353	605
Property, Franchise and Other Taxes	4,701	6,362	(1,661)
Depreciation, Depletion and Amortization	44,148	34,700	9,448
	117,987	101,175	16,812

Operating Income	47,952	61,701	(13,749)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(395)	(4)	(391)
Interest and Other Income	234	282	(48)
Interest Expense	(14,057)	(13,163)	(894)

Income Before Income Taxes	33,734	48,816	(15,082)
Income Tax Expense	9,757	10,602	(845)
Net Income	$23,977	$38,214	$(14,237)

Net Income Per Share (Diluted)	$0.28	$0.44	$(0.16)

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2019	2018	Variance
Revenues from External Customers	$48,969	$54,218	$(5,249)
Intersegment Revenues	23,251	22,851	400
Total Operating Revenues	72,220	77,069	(4,849)

Operating Expenses:
Purchased Gas	(7)	304	(311)
Operation and Maintenance	20,930	21,633	(703)
Property, Franchise and Other Taxes	8,355	7,308	1,047
Depreciation, Depletion and Amortization	11,605	11,114	491
	40,883	40,359	524

Operating Income	31,337	36,710	(5,373)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	(174)	467	(641)
Interest and Other Income	1,552	1,459	93
Interest Expense	(7,112)	(7,286)	174

Income Before Income Taxes	25,603	31,350	(5,747)
Income Tax Expense	7,498	6,248	1,250
Net Income	$18,105	$25,102	$(6,997)

Net Income Per Share (Diluted)	$0.21	$0.29	$(0.08)

	Three Months Ended
	December 31,
GATHERING SEGMENT	2019	2018	Variance
Revenues from External Customers	$—	$—	$—
Intersegment Revenues	34,788	29,690	5,098
Total Operating Revenues	34,788	29,690	5,098

Operating Expenses:
Operation and Maintenance	5,342	3,711	1,631
Property, Franchise and Other Taxes	15	31	(16)
Depreciation, Depletion and Amortization	5,138	4,679	459
	10,495	8,421	2,074

Operating Income	24,293	21,269	3,024

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(71)	(82)	11
Interest and Other Income	68	125	(57)
Interest Expense	(2,219)	(2,377)	158

Income Before Income Taxes	22,071	18,935	3,136
Income Tax Expense	6,127	4,752	1,375
Net Income	$15,944	$14,183	$1,761

Net Income Per Share (Diluted)	$0.18	$0.16	$0.02

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2019	2018	Variance
Revenues from External Customers	$194,910	$220,012	$(25,102)
Intersegment Revenues	1,915	2,645	(730)
Total Operating Revenues	196,825	222,657	(25,832)

Operating Expenses:
Purchased Gas	84,705	111,880	(27,175)
Operation and Maintenance	42,843	43,155	(312)
Property, Franchise and Other Taxes	9,814	10,053	(239)
Depreciation, Depletion and Amortization	13,630	13,290	340
	150,992	178,378	(27,386)

Operating Income	45,833	44,279	1,554

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(6,764)	(6,928)	164
Interest and Other Income	950	712	238
Interest Expense	(5,673)	(5,893)	220

Income Before Income Taxes	34,346	32,170	2,176
Income Tax Expense	7,763	6,521	1,242
Net Income	$26,583	$25,649	$934

Net Income Per Share (Diluted)	$0.31	$0.30	$0.01

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2019	2018	Variance
Revenues from External Customers	$34,235	$53,087	$(18,852)
Intersegment Revenues	177	332	(155)
Total Operating Revenues	34,412	53,419	(19,007)
Operating Expenses:
Purchased Gas	32,033	51,516	(19,483)
Operation and Maintenance	1,703	1,878	(175)
Property, Franchise and Other Taxes	142	135	7
Depreciation, Depletion and Amortization	203	282	(79)
	34,081	53,811	(19,730)

Operating Income (Loss)	331	(392)	723

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(69)	(122)	53
Interest and Other Income	278	305	(27)
Interest Expense	(18)	(5)	(13)

Income (Loss) Before Income Taxes	522	(214)	736
Income Tax Expense (Benefit)	151	(296)	447
Net Income	$371	$82	$289
Net Income Per Share (Diluted)	$—	$—	$—

	Three Months Ended
	December 31,
CORPORATE	2019	2018	Variance
Revenues from External Customers	$135	$54	$81
Intersegment Revenues	1,094	1,165	(71)
Total Operating Revenues	1,229	1,219	10
Operating Expenses:
Operation and Maintenance	2,644	2,797	(153)
Property, Franchise and Other Taxes	117	116	1
Depreciation, Depletion and Amortization	194	190	4
	2,955	3,103	(148)

Operating Loss	(1,726)	(1,884)	158

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(775)	(738)	(37)
Interest and Other Income	31,073	23,617	7,456
Interest Expense on Long-Term Debt	(25,443)	(25,439)	(4)
Other Interest Expense	(1,419)	(1,044)	(375)

Income (Loss) before Income Taxes	1,710	(5,488)	7,198
Income Tax Expense (Benefit)	99	(4,918)	5,017
Net Income (Loss)	$1,611	$(570)	$2,181
Net Income (Loss) Per Share (Diluted)	$0.02	$(0.01)	$0.03

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2019	2018	Variance
Intersegment Revenues	$(61,225)	$(56,683)	$(4,542)
Operating Expenses:
Purchased Gas	(24,459)	(25,040)	581
Operation and Maintenance	(36,766)	(31,643)	(5,123)
	(61,225)	(56,683)	(4,542)

Operating Income	—	—	—

Other Income (Expense):
Interest and Other Deductions	(28,947)	(28,695)	(252)
Interest Expense	28,947	28,695	252
Net Income (Loss)	$—	$—	$—
Net Income (Loss) Per Share (Diluted)	$—	$—	$—

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2019		2018		(Decrease)

Capital Expenditures:
Exploration and Production	$126,918	(1)(2)	$120,214	(3)(4)	$6,704
Pipeline and Storage	57,084	(1)(2)	29,964	(3)(4)	27,120
Gathering	9,838	(1)(2)	8,790	(3)(4)	1,048
Utility	17,165	(1)(2)	15,923	(3)(4)	1,242
Total Reportable Segments	211,005		174,891		36,114
All Other	22		20		2
Corporate	185		17		168
Total Capital Expenditures	$211,212		$174,928		$36,284

(1)
Capital expenditures for the three months ended December 31, 2019, include accounts payable and accrued liabilities related to capital expenditures of $62.3 million, $22.7 million, $5.3 million, and $3.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2019, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the three months ended December 31, 2019, exclude capital expenditures of $38.0 million, $23.8 million, $6.6 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2019 and paid during the three months ended December 31, 2019. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2019, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2019.

(3)
Capital expenditures for the three months ended December 31, 2018, include accounts payable and accrued liabilities related to capital expenditures of $66.1 million, $12.9 million, $4.4 million, and $2.8 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2018, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the three months ended December 31, 2018, exclude capital expenditures of $51.3 million, $21.9 million, $6.1 million and $9.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2018 and paid during the three months ended December 31, 2018. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2018, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2018.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2019	2018	Normal (1)	Last Year (1)

Buffalo, NY	2,253	2,232	2,325	(0.9)	(4.0)
Erie, PA	2,044	1,906	2,030	(6.8)	(6.1)

(1)	Percents compare actual 2019 degree days to normal degree days and actual 2019 degree days to actual 2018 degree days.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2019	2018	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	54,284	45,305	8,979
West Coast	487	502	(15)
Total Production	54,771	45,807	8,964

Average Prices (Per Mcf)
Appalachia	$2.16	$2.93	$(0.77)
West Coast	4.98	6.73	(1.75)
Weighted Average	2.19	2.97	(0.78)
Weighted Average after Hedging	2.32	2.61	(0.29)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	—	1	(1)
West Coast	601	571	30
Total Production	601	572	29

Average Prices (Per Barrel)
Appalachia	$54.49	$66.31	$(11.82)
West Coast	62.63	65.71	(3.08)
Weighted Average	62.63	65.71	(3.08)
Weighted Average after Hedging	62.92	61.70	1.22

Total Production (MMcfe)	58,377	49,239	9,138

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.26	$0.31	$(0.05)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.87	$0.86	$0.01
Depreciation, Depletion & Amortization per Mcfe (1)	$0.76	$0.70	$0.06

(1)
Refer to page 13 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)	Amounts include transportation expense of $0.57 and $0.54 per Mcfe for the three months ended December 31, 2019 and December 31, 2018, respectively.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Nine Months of Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	1,035,000	BBL	$64.55 / BBL
NYMEX	243,000	BBL	$50.52 / BBL
Total	1,278,000	BBL	$61.88 / BBL

Gas Swaps
NYMEX	66,150,000	MMBTU	$2.69 / MMBTU
DAWN	5,400,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	33,588,417	MMBTU	$2.35 / MMBTU
Total	105,138,417	MMBTU	$2.60 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	696,000	BBL	$64.29 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	852,000	BBL	$61.86 / BBL

Gas Swaps
NYMEX	14,750,000	MMBTU	$2.73 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	42,052,246	MMBTU	$2.22 / MMBTU
Total	57,402,246	MMBTU	$2.36 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.07 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.97 / BBL

Gas Swaps
NYMEX	200,000	MMBTU	$2.50 / MMBTU
Fixed Price Physical Sales	40,328,564	MMBTU	$2.23 / MMBTU
Total	40,528,564	MMBTU	$2.23 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Fixed Price Physical Sales	36,961,007	MMBTU	$2.26 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Fixed Price Physical Sales	20,801,194	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2019	2018	(Decrease)
Firm Transportation - Affiliated	34,667	35,700	(1,033)
Firm Transportation - Non-Affiliated	173,981	156,201	17,780
Interruptible Transportation	714	916	(202)
	209,362	192,817	16,545

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2019	2018	(Decrease)
Gathered Volume - Affiliated	64,392	54,688	9,704

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2019	2018	(Decrease)
Retail Sales:
Residential Sales	19,476	19,780	(304)
Commercial Sales	2,812	2,846	(34)
Industrial Sales	217	204	13
	22,505	22,830	(325)
Transportation	20,556	22,270	(1,714)
	43,061	45,100	(2,039)

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three months ended December 31, 2019 and 2018:

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2019	2018
Reported GAAP Earnings	$86,591	$102,660
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	—	(6,505)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—	1,366
Unrealized loss on other investments (Corporate/All Other)	1,019	6,347
Tax impact of unrealized loss on other investments	(214)	(1,333)
Adjusted Operating Results	$87,396	$97,535

Reported GAAP Earnings per share	$1.00	$1.18
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax (E&P)	—	(0.06)
Unrealized loss on other investments, net of tax (Corporate/All Other)	0.01	0.06
Adjusted Operating Results per share	$1.01	$1.12

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2019 and 2018:

	Three Months Ended
	December 31,
(in thousands)	2019	2018
Reported GAAP Earnings	$86,591	$102,660
Depreciation, Depletion and Amortization	74,918	64,255
Other (Income) Deductions	3,040	9,602
Interest Expense	26,994	26,512
Income Taxes	31,395	22,909
Mark-to-Market Adjustments due to Hedge Ineffectiveness	—	(6,505)
Adjusted EBITDA	$222,938	$219,433

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$42,942	$47,824
Gathering Adjusted EBITDA	29,431	25,948
Total Midstream Businesses Adjusted EBITDA	72,373	73,772
Exploration and Production Adjusted EBITDA	92,100	89,896
Utility Adjusted EBITDA	59,463	57,569
Corporate and All Other Adjusted EBITDA	(998)	(1,804)
Total Adjusted EBITDA	$222,938	$219,433

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended
	December 31,
(in thousands)	2019	2018
Exploration and Production Segment
Reported GAAP Earnings	$23,977	$38,214
Depreciation, Depletion and Amortization	44,148	34,700
Other (Income) Deductions	161	(278)
Interest Expense	14,057	13,163
Income Taxes	9,757	10,602
Mark-to-Market Adjustments due to Hedge Ineffectiveness	—	(6,505)
Adjusted EBITDA	$92,100	$89,896

Pipeline and Storage Segment
Reported GAAP Earnings	$18,105	$25,102
Depreciation, Depletion and Amortization	11,605	11,114
Other (Income) Deductions	(1,378)	(1,926)
Interest Expense	7,112	7,286
Income Taxes	7,498	6,248
Adjusted EBITDA	$42,942	$47,824

Gathering Segment
Reported GAAP Earnings	$15,944	$14,183
Depreciation, Depletion and Amortization	5,138	4,679
Other (Income) Deductions	3	(43)
Interest Expense	2,219	2,377
Income Taxes	6,127	4,752
Adjusted EBITDA	$29,431	$25,948

Utility Segment
Reported GAAP Earnings	$26,583	$25,649
Depreciation, Depletion and Amortization	13,630	13,290
Other (Income) Deductions	5,814	6,216
Interest Expense	5,673	5,893
Income Taxes	7,763	6,521
Adjusted EBITDA	$59,463	$57,569

Corporate and All Other
Reported GAAP Earnings	$1,982	$(488)
Depreciation, Depletion and Amortization	397	472
Other (Income) Deductions	(1,560)	5,633
Interest Expense	(2,067)	(2,207)
Income Taxes	250	(5,214)
Adjusted EBITDA	$(998)	$(1,804)